Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We hereby consent to the incorporation by reference in the Registration Statements No.s 333-75904, 333-86871, 333-61905, 333-22499 and 333-43305 on Form
S-8 of our report dated September 6, 2006 appearing in this Annual Report on Form 10-K of Windswept Environmental Group, Inc. for the year ended June 30, 2006.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
November 8, 2006